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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of the 1991 Stock Option Plan Registration Statements No. 33-41318 of CVB Financial Corp. on Form S-8 of our report dated January 29, 1999 appearing in this Annual Report on Form 10-K of CVB Financial Corp. for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP
----------------------------
Deloitte & Touche LLP


Los Angeles, California
March 18, 1999